UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/23/2006

EARTHLINK, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15605

Delaware	58-2511877
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1375 Peachtree St., Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 815-0770
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

2006 Salaries

On January 23, 2006, the Compensation Committee (the "Compensation Committee") of the Board of Directors of EarthLink, Inc. (the "Company"), after considering a competitive market review of total compensation for its executive officers, established the following base salaries for the following named executive officers to be effective in March 2006: Donald Berryman, Executive Vice President and President, Municipal Networks, $325,000; Kevin M. Dotts, Executive Vice President and Chief Financial Officer, $340,000; William S. Heys, Executive Vice President and President, Value and SME (Small to Medium Enterprises), $310,000; and Michael C. Lunsford, Executive Vice President and President, Access and Voice, $350,000.

2005 Bonus Payments

On January 23, 2006, the Compensation Committee, taking into consideration the Company's goals for 2005 including growth, profitability and product innovation and adoption, also approved bonus payments under the Company's executive bonus plan for the following named executive officers: Mr. Berryman, $152,375; Charles G. Betty, President and Chief Executive Officer, $539,563; Mr. Dotts, $172,837; Mr. Heys, $139,972; and Mr. Lunsford, $192,239.

Director Compensation Plan

On January 23, 2006, the Compensation Committee amended the EarthLink Board of Directors Compensation Plan to provide that the Chairman of the Board of Directors of the Company shall be paid an annual retainer of $55,000 and shall not receive retainers for serving as chairperson of any Committee of the Board of Directors.

A copy of the amended EarthLink Board of Directors Compensation Plan is attached hereto as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits

(c)       Exhibits
Exhibit No.    Description

10.1               EarthLink Board of Directors Compensation Plan, amended January 23, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.

Date: January 27, 2006	By:	/s/ Kevin M. Dotts
Kevin M. Dotts
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	EarthLink Board of Directors Compensation Plan, amended January 23, 2006